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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to use in this Registration Statement on Form SB-2 of our report, dated March 28, 2001, relating to the financial statements of Bluegate Corporation. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP


Los Angeles, California
April 30, 2001